Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2018 (In Liquidation)*

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(229,927)
Realized Trading Gain (Loss) on Short-Term Investments	(52)
Unrealized Gain (Loss) on Market Value of Futures	427,497
Dividend Income	(133)
Interest Income	1,738
ETF Transaction Fees	350
Total Income (Loss)	$199,473

Expenses
General Partner Management Fees	$856
Professional Fees	531
Brokerage Commissions	438
Non-interested Directors' Fees and Expenses	16
Prepaid Insurance Expense	12
NYMEX License Fee	21
Total Expenses	1,874
Expense Waiver	(489)
Net Expenses	$1,385
Net Income (Loss)	$198,088

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/18	$9,040,330
Withdrawals (200,000 Shares)	(9,238,418)
Net Income (Loss)	198,088

Net Asset Value End of Month*	$0

* The Fund ceased trading on the NYSE Arca on September 7, 2018 and the Fund’s liquidation date was September 12, 2018. To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596